EXHIBIT 99.1


                                NEWS RELEASE

Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666

                                  CONTACTS        INVESTORS:
                                                  STEPHEN C. FORSYTH
                                                  203-969-0666 EXT. 425
                                                  STEPHEN.FORSYTH@HEXCEL.COM

                                                  MEDIA:
                                                  RONALD S. ZIEMBA
                                                  203-969-0666 EXT. 405
                                                  RON.ZIEMBA@HEXCEL.COM


                 HEXCEL REPORTS 1999 SECOND QUARTER RESULTS

             FREE CASH FLOW FOR THE QUARTER REACHES $24 MILLION

STAMFORD, CT, July 20, 1999 - Hexcel Corporation (NYSE/PCX: HXL) today reported net income for the second quarter of 1999 of $4.3 million, or $0.12 per diluted share, compared with $20.0 million, or $0.46 per diluted share, for the second quarter of 1998. Excluding business acquisition and consolidation expenses of $1.4 million ($0.9 million after tax) incurred in the second quarter of 1999, diluted earnings per share were $0.14. For the quarter ended June 30, 1999, Hexcel generated free cash flow (change in debt net of cash) of $24 million, which exceeded preliminary estimates.
The generation of free cash flow was used to repay Hexcel's debt.


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-----------------------------------------------------------------------------------------------------------------
                                                                               Quarter Ended June 30,
                                                                                     Pro Forma
   (In millions, except per share data)                                1999           1998 (a)            1998
   --------------------------------------------------------------------------------------------------------------
   Net sales                                                       $  292.7         $  324.8           $ 273.5
   Gross margin %                                                      22.6%            25.5%             26.0%
   Adjusted operating income % (b)                                      9.0%            13.7%             13.9%
   Adjusted EBITDA (c)                                             $   42.0         $   59.2           $  48.0
   Business acquisition and consolidation expenses                 $    1.4         $      -           $     -
   Net income                                                      $    4.3         $   20.1           $  20.0
   Adjusted net income (b)                                         $    5.2         $   20.1           $  20.0
   --------------------------------------------------------------------------------------------------------------

   Diluted earnings per share                                      $   0.12         $   0.47           $  0.46
   Adjusted diluted earnings per share (b)                         $   0.14         $   0.47           $  0.46
   --------------------------------------------------------------------------------------------------------------
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(a)  Pro forma results gives effect to the September 1998 acquisition of
     Clark Schwebel, as if the transaction had occurred at the beginning of
     1998.
(b)  Excludes business acquisition and consolidation expenses and related income taxes, as applicable.
(c)  Excludes business acquisition and consolidation expenses, interest, taxes, depreciation, amortization, and equity in earnings of affiliated companies.


Net sales for the second quarter of 1999 increased 7% to $292.7 million, compared with $273.5 million for the second quarter of 1998. Pro forma sales for the second quarter of 1998, which gives effect to the September 1998 acquisition of Clark Schwebel as if the transaction had occurred at the beginning of 1998, were $324.8 million. Changes in foreign exchange rates did not have any significant effect on these comparisons. Hexcel's gross margin for the second quarter of 1999 was 22.6% of sales, compared with 26.0% for the second quarter of 1998. Pro forma second quarter 1998 gross margin was 25.5%.

The decreases in sales and gross margin percentage compared to 1998 pro forma results reflect reduced sales volume to the commercial aerospace market as a result of the supply chain impacts of Boeing's planned reduction in deliveries in 2000, lower prices in the global electronics market because of intensified competition from Asia, and lower production and sales of carbon fiber products. These impacts have been partially offset by various cost savings initiatives. The global electronics market conditions also affected the performance of the company's joint ventures in Europe and Japan, reducing the amount of equity income that the company recognized.

Adjusted EBITDA (earnings before business acquisition and consolidation expenses, interest, taxes, depreciation, amortization, and equity in earnings of affiliated companies) for the second quarter of 1999 was $42.0 million, compared with $48.0 million for the comparable 1998 period. Pro forma second quarter 1998 Adjusted EBITDA was $59.2 million. Second quarter 1999 results were impacted by the factors noted above.

Commenting on Hexcel's second quarter results, John J. Lee, the company's chairman and chief executive officer said "Compared to the first quarter, the company's sales of composite materials to the commercial aerospace market were lower by about $20 million mainly due to efforts by Boeing and its subcontractors to adjust inventories and procurement in anticipation of lower aircraft production in 2000. In addition, excess supply in the carbon fiber industry made it difficult for the company to sell its surplus capacity. On a positive note, the prices for our electronic products have been relatively stable during the quarter after the reductions seen in the first quarter of 1999. Nevertheless, taken together, these factors have resulted in weaker performance this quarter than we originally estimated."

"In these current market conditions," Mr. Lee continued, "Hexcel remains committed to improving performance by continuing to reduce costs and increase productivity through our business consolidation, global procurement and Lean Enterprise initiatives." In the second quarter, Hexcel recorded $1.4 million of business acquisition and consolidation expenses, primarily for employee severance costs for administrative positions. The company also expects to record a further charge of $1.2 million relating to the closing of its Cleveland, Georgia plant, which is expected to be completed in the third quarter of 1999. Benefits from these initiatives are helping to offset some of the impact of lower prices and sales volumes.

Commenting on Hexcel's progress in repaying debt, Mr. Lee said, "Despite our current market conditions, we are making good progress in generating cash to repay debt through better management of working capital and capital expenditures. Our free cash flow for the quarter enabled us to repay $24 million of debt, or $4 million greater than the high end of our earlier second quarter estimates. Our primary areas of short term focus continue to be the reduction of costs and the generation of free cash flow to repay debt over the balance of 1999."


Commenting on the medium term outlook, Mr. Lee concluded, "While Hexcel today continues to contend with the cyclical impact of the Asian economic crisis on its commercial aerospace and electronics businesses, we remain confident of the longer term potential of these markets. The reported improvements in the non-Japanese Asian economies establish the foundation for a future upturn in demand as these global industries return to growth. Meanwhile, a number of new US and European military aircraft programs continue to move towards full scale production starting as early as late 2000."

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   YEAR-TO-DATE RESULTS
   --------------------------------------------------------------------------------------------------------------
                                                                             Year-to-Date Ended June 30,
                                                                                      Pro Forma
   (In millions, except per share data)                                1999             1998              1998
   --------------------------------------------------------------------------------------------------------------
   Net sales                                                       $  608.9         $  642.0           $ 530.3
   Gross margin %                                                      22.5%            25.5%             25.9%
   Adjusted operating income %                                          9.2%            13.5%             13.6%
   Adjusted EBITDA                                                 $   87.6         $  116.7           $  91.8
   Business acquisition & consolidation expense                    $    4.2         $      -           $     -
   Net income                                                      $    9.5         $   38.3           $  37.0
   Adjusted net income                                             $   12.2         $   38.3           $  37.0
   --------------------------------------------------------------------------------------------------------------

   Diluted earnings per share                                      $   0.26         $   0.89           $  0.86
   Adjusted diluted earnings per share                             $   0.33         $   0.89           $  0.86
   --------------------------------------------------------------------------------------------------------------

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Hexcel's net income for the six months ended June 30, 1999 was $9.5 million, or $0.26 per diluted share. This compares with net income of $37.0 million, or $0.86 per diluted share for the first half of 1998. Excluding business acquisition and consolidation expenses of $4.2 million, net income for the first half of 1999 was $0.33 per diluted share. Net sales and gross margin for the first half of 1999 were $608.9 million and 22.5% of sales, respectively, compared with $530.3 million and 25.9% of sales, respectively, for the comparable 1998 period. Changes in foreign exchange rates did not have any significant effect on these comparisons. Adjusted EBITDA for the first half of 1999 was $87.6 million, compared with $91.8 million for the same period last year. Pro forma net sales and gross margin for the comparable 1998 period were $642.0 million and 25.5%, respectively, and pro forma Adjusted EBITDA was $116.7 million. The reduction in 1999 year-to-date results were caused by the same factors as those described earlier for the second quarter results.


                                   * * *


Hexcel Corporation is the world's leading advanced structural materials company. It develops, manufactures and markets lightweight, high-performance reinforcement products, composite materials and engineered products for use in commercial aerospace, space and defense, electronics, general industrial and recreational applications.



                  DISCLAIMER ON FORWARD LOOKING STATEMENTS


This press release contains statements that are forward looking, including statements relating to market conditions, sales, gross margin percentage, free cash flow, currency, build rates and government defense procurement budgets. These statements are not projections or assured results. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to, changing market conditions, particularly in Asia, increased competition, product mix, currency and government procurement. Additional risk factors are described in the company's filings with the SEC. The company does not undertake an obligation to update its forward looking statements to reflect future events or circumstances.


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HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------------------------------------------
                                                                                Unaudited
                                                      --------------------------------------------------------------
                                                           Quarter Ended June 30,      Year-to-Date Ended June 30,
(In millions, except  per share data)                         1999        1998              1999           1998
--------------------------------------------------------------------------------------------------------------------
Net sales                                                $   292.7    $   273.5         $  608.9       $  530.3
Cost of sales                                                226.4        202.3            471.8          393.0
--------------------------------------------------------------------------------------------------------------------
  Gross margin                                                66.3         71.2            137.1          137.3

Selling, general and administrative expenses                  33.7         27.2             68.1           54.3
Research and technology expenses                               6.3          5.9             12.8           11.1
Business acquisition and consolidation expenses                1.4            -              4.2              -
--------------------------------------------------------------------------------------------------------------------
  Operating income                                            24.9         38.1             52.0           71.9

Interest expense                                              18.4          6.7             37.5           13.7
--------------------------------------------------------------------------------------------------------------------

  Income before income taxes                                   6.5         31.4             14.5           58.2
Provision for income taxes                                     2.3         11.4              5.1           21.2
Equity in earnings of affiliated companies                     0.1            -              0.1              -
--------------------------------------------------------------------------------------------------------------------

  Net income                                             $     4.3    $    20.0         $    9.5       $   37.0
--------------------------------------------------------------------------------------------------------------------

Net income per share:
  Basic                                                  $    0.12    $    0.54         $   0.26       $   1.00
  Diluted                                                     0.12         0.46             0.26           0.86

Weighted average shares:
  Basic                                                       36.5         36.9             36.4           36.9
  Diluted                                                     36.6         46.5             36.5           46.4
--------------------------------------------------------------------------------------------------------------------


The Company's convertible subordinated notes, due 2003, and its convertible subordinated debentures, due 2011, were excluded from the 1999 computations of diluted net income per share, as they were antidilutive.

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HEXCEL CORPORATION AND SUBSIDIARIES
NET SALES TO THIRD-PARTY CUSTOMERS BY PRODUCT GROUP AND MARKET SEGMENT
-------------------------------- -----------------------------------------------------------------------------------
                                                                     Unaudited
                                 -----------------------------------------------------------------------------------
                                  Commercial      Space &                      General
(In Millions)                     Aerospace       Defense      Electronics    Industrial   Recreation     Total
--------------------------------------------------------------------------------------------------------------------

SECOND QUARTER 1999 NET SALES
Reinforcement products            $   13.4       $    5.5       $   42.2      $   20.9      $   1.2      $   83.2
Composite materials                  101.8           24.4              -          17.7         12.3         156.2
Engineered products                   48.6            3.4              -           1.3            -          53.3
--------------------------------------------------------------------------------------------------------------------
  Total                           $  163.8       $   33.3       $   42.2      $   39.9      $  13.5      $  292.7
                                       56%            11%            14%           14%           5%          100%
--------------------------------------------------------------------------------------------------------------------

FIRST QUARTER 1999 NET SALES
Reinforcement products            $   11.7       $    5.5       $   42.3      $   21.5      $   4.8      $   85.8
Composite materials                  122.4           27.5              -          18.3          9.0         177.2
Engineered products                   48.9            3.3              -           1.0            -          53.2
--------------------------------------------------------------------------------------------------------------------
  Total                           $  183.0       $   36.3       $   42.3      $   40.8      $  13.8      $  316.2
                                       58%            11%            13%           13%           5%          100%
--------------------------------------------------------------------------------------------------------------------

PRO FORMA SECOND QUARTER 1998 NET SALES
Reinforcement products            $   13.0       $    7.4       $   45.4      $   27.6      $   4.2      $   97.6
Composite Materials                  122.9           22.9              -          12.6         12.2         170.6
Engineered Products                   53.3            2.3              -           1.0            -          56.6
--------------------------------------------------------------------------------------------------------------------
  Total                           $  189.2       $   32.6       $   45.4      $   41.2      $  16.4      $  324.8
                                       58%            10%            14%           13%           5%          100%
--------------------------------------------------------------------------------------------------------------------



SEGMENT DATA
--------------------------------------------------------------------------------------------------------------------
                                                                        Unaudited
                                      ------------------------------------------------------------------------------
                                       Reinforcement        Composite     Engineered     Corporate
(In Millions)                             Products          Materials      Products      & Other(1)       Total
--------------------------------------------------------------------------------------------------------------------

          Second Quarter 1999
--------------------------------------------------------------------------------------------------------------------
  Net sales to external customers         $   83.2         $  156.2     $     53.3     $       -       $  292.7
  Intersegment sales                          31.0              1.8              -             -           32.8
--------------------------------------------------------------------------------------------------------------------
    Total sales                              114.2            158.0           53.3             -          325.5

  Adjusted EBIT(2)                            11.2             19.8            3.6          (8.4)          26.2
  Depreciation and amortization                8.9              5.0            1.0           0.9           15.8
  Capital expenditures                         3.2              3.8            1.4           0.1            8.5
--------------------------------------------------------------------------------------------------------------------
FIRST QUARTER 1999
--------------------------------------------------------------------------------------------------------------------
  Net sales to external customers             85.8            177.2           53.2             -          316.2
  Intersegment sales                          35.7              2.8              -             -           38.5
--------------------------------------------------------------------------------------------------------------------
    Total sales                              121.5            180.0           53.2             -          354.7

  Adjusted EBIT                               10.3             26.4            2.6          (9.3)          30.0
  Depreciation and amortization                8.9              5.0            1.0           0.7           15.6
  Capital expenditures                         4.2              3.5            1.6           0.1            9.4
--------------------------------------------------------------------------------------------------------------------

PRO FORMA SECOND QUARTER 1998
--------------------------------------------------------------------------------------------------------------------
  Net sales to external customers             97.6            170.6           56.6             -          324.8
  Intersegment sales                          35.1              3.2              -             -           38.3
--------------------------------------------------------------------------------------------------------------------
    Total sales                              132.7            173.8           56.6             -          363.1

  Adjusted EBIT                               22.0             23.1            5.5          (6.2)          44.4
  Depreciation and amortization                8.8              4.3            0.9           0.8           14.8
  Capital expenditures                         5.8              8.8            2.0           1.0           17.6
--------------------------------------------------------------------------------------------------------------------


-------------

1  The company does not allocate corporate expenses to its business segments.
2  Consists of earnings before interest, taxes, and business acquisition and consolidation expenses.
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HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------------------------------------------
                                                                             Unaudited
                                                                        --------------------------------------------
                                                                              June 30,              December 31,
(In millions, except per share data)                                            1999                    1998
--------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
Cash and cash equivalents                                                   $       5.7            $       7.5
   Accounts receivable                                                            191.5                  188.4
   Inventories                                                                    201.0                  213.2
   Prepaid expenses and other assets                                                5.8                   10.1
   Deferred tax asset                                                              22.0                   19.8
--------------------------------------------------------------------------------------------------------------------
   Total current assets                                                           426.0                  439.0

Property, plant and equipment                                                     618.0                  628.5
Less accumulated depreciation                                                    (207.9)               (195.9)
--------------------------------------------------------------------------------------------------------------------
  Net property, plant and equipment                                               410.1                  432.6

Goodwill and other purchased intangibles, net of accumulated
   amortization of $18.2 in 1999 and $11.7 in 1998                                417.8                  425.4
Investment in affiliated companies and other assets                               115.9                  107.2
--------------------------------------------------------------------------------------------------------------------

Total assets                                                                $   1,369.8            $   1,404.2
--------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable and current maturities of capital lease obligations         $      29.5            $      26.9
  Accounts payable                                                                 85.8                   81.8
  Accrued liabilities                                                             102.9                  110.7
--------------------------------------------------------------------------------------------------------------------
  Total current liabilities                                                       218.2                  219.4

Long-term notes payable and capital lease obligations                             784.8                  802.4
Indebtedness to related parties                                                    23.9                   35.7
Other non-current liabilities                                                      42.7                   44.3
--------------------------------------------------------------------------------------------------------------------
Total liabilities                                                               1,069.6                1,101.8

Stockholders' equity:
Preferred stock, no par value, 20.0 stock authorized,
  no stock issued or outstanding in 1999 and 1998                                     -                      -
Common stock, $0.01 par value, 100.0 stock authorized,
  stock issued and outstanding of  37.2 in 1999 and 1998                            0.4                    0.4
Additional paid-in capital                                                        272.6                  271.5
Retained earnings                                                                  44.4                   34.9
Accumulated other comprehensive income (loss)                                      (6.5)                   6.3
--------------------------------------------------------------------------------------------------------------------
                                                                                  310.9                  313.1
Less- treasury stock, at cost, 0.8 stock in 1999 and 1998                         (10.7)                 (10.7)
--------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                        300.2                  302.4
--------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                                  $   1,369.8            $   1,404.2
--------------------------------------------------------------------------------------------------------------------


Total debt, net of cash                                                     $     832.5            $     857.5
--------------------------------------------------------------------------------------------------------------------

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HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
---------------------------------------------------------------------------------------------------------------------
                                                                                               Unaudited
                                                                         --------------------------------------------
                                                                                      Year-to-Date Ended June 30,
(In millions)                                                                         1999                 1998
---------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                     $     9.5            $    37.0
  Reconciliation to net cash provided (used) by operations:
    Depreciation and amortization                                                     31.5                 19.9
    Deferred income taxes                                                             (1.9)                 7.3
    Accrued business acquisition and consolidation expenses                            4.2                    -
    Business acquisition and consolidation payments                                   (6.6)                (3.1)
    Working capital changes and other                                                 11.4                (38.2)
---------------------------------------------------------------------------------------------------------------------
  Net cash provided by operating activities                                           48.1                 22.9
---------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                                               (18.0)               (27.3)
  Advances to affiliated companies                                                       -                 (0.8)
---------------------------------------------------------------------------------------------------------------------
  Net cash used by investing activities                                              (18.0)               (28.1)
---------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Repayments of credit facilities, net                                              (247.3)                (2.5)
  Proceeds from long-term debt and capital lease obligations, net                    224.8                  2.4
  Debt issuance costs                                                                 (9.5)                   -
  Activity under stock plans                                                           0.7                  2.4
---------------------------------------------------------------------------------------------------------------------
  Net cash provided (used) by financing activities                                   (31.3)                 2.3
---------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents                          (0.6)                 0.9
---------------------------------------------------------------------------------------------------------------------
Net decrease in cash and cash equivalents                                             (1.8)                (2.0)
Cash and cash equivalents at beginning of year                                         7.5                  9.0
---------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                       $     5.7            $     7.0
---------------------------------------------------------------------------------------------------------------------
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